UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   November 12, 2019

Dynavax Technologies Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  001-34207

Delaware	33-0728374
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2100 Powell Street, Suite 900

Emeryville, CA 94608

(Address of principal executive offices, including zip code)

(510) 848-5100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.001 par value	DVAX	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Bonus Plan

On November 12, 2019, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Dynavax Technologies Corporation (“Dynavax”) approved the Annual Bonus Plan (the “Plan”), an annual incentive compensation program designed to align the performance of Dynavax’s employees with annual corporate and individual goals and to reward the achievement of such goals during a performance year.  The Plan will become effective on January 1, 2020 for the 2020 performance year, and will remain in effect for subsequent years unless amended or terminated by the Compensation Committee.

Under the Plan, certain employees, including executive officers, are eligible to receive an annual performance-based cash bonus award, the amount of which is based on a pre-set target percentage of the participant’s annual base salary.   Bonus payments for each performance year will be made no later than two and a half months following the end of the applicable performance year.  The Plan formalizes Dynavax’s past practice regarding employee annual performance-based cash bonuses.

For each participant, the bonus award available for each performance year depends upon Dynavax’s achievement of applicable corporate goals for the applicable performance year, and, as applicable, an assessment of each participant’s individual performance, as well as other relevant potential considerations. The corporate goals under the Plan may be based on any one or more criteria set forth in the Plan. The Compensation Committee is responsible for establishing target bonus percentages, as well as the relative weightings of corporate and individual performance, if applicable.

The Compensation Committee may, with respect to any performance year, determine in its sole discretion the level of achievement of corporate and individual goals or choose not to fund the Plan. For any performance year, the corporate performance and/or individual performance may exceed 100%, provided that neither percentage may exceed 175%.

The foregoing summary of the Plan is not complete and is qualified in its entirety by reference to the Plan, a copy of which will be filed as exhibit to Dynavax’s Annual Report on Form 10-K for the year ending December 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dynavax Technologies Corporation
Date: November 18, 2019	By:	/s/ STEVEN N. GERSTEN
Steven N. Gersten
Senior Vice President